CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 99 to the Registration Statement on Form N-1A of our reports dated February 18, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of the Standish Fixed Income Fund, Standish Diversified Income Fund, Standish Controlled Maturity Fund and Standish Short Term Asset Reserve Fund (collectively, the "Funds") and of our reports dated February 18, 2000 relating to the financial statements and supplemental data of the Standish Diversified Income Portfolio, Standish Short Term Asset Reserve Portfolio and Standish Fixed Income Portfolio, which reports are also included in the Annual Report to Shareholders of the Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Experts and Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston Massachusetts
April 25, 2000